SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 25, 2000



                            AmeriVest Properties Inc.

             (Exact name of registrant as specified in its charter)



           Maryland                 1-14462                       84-1240264
           --------                 -------                       ----------
(State or other jurisdiction   (Commission File              (IRS Employer
of incorporation)              Number)                       Identification No.)


              1800 Glenarm Place, Suite 500, Denver, Colorado 80202
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (303) 297-1800

Item 2. Acquisition or Disposition of Assets


     On May 25, 2000, Registrant completed the acquisition of an office building known as Panorama Falls (the "Panorama Building") located in southeast Denver, Colorado. The Panorama Building contains an aggregate of approximately 61,963 square feet. The aggregate purchase price for the Panorama Building was $5,900,000, which was paid by utilizing approximately $516,000 in proceeds from the sale in December, 1999 of an industrial and showroom building in Denver (the "Broadway Property"), approximately $300,000 from the Registrant's line of credit with Wells Fargo Bank West, N.A, (the "Line of Credit"), approximately $200,000 from the proceeds of a temporary loan to Registrant by the Alexander S. Hewitt Trust (the "Hewitt Loan") and the balance of approximately $4,919,800 from the proceeds of a loan from KeyBank National Association ("KeyBank Loan"). The acquisition was structured as a tax-deferred exchange of the Broadway Property under Section 1031 of the Internal Revenue Code.

     The Acquired Buildings were purchased from Jones Panorama Properties, Inc., a Colorado corporation and wholly-owned subsidiary of Comcast Corp. The purchase price of the Acquired Buildings was determined through negotiations between Registrant and Comcast.

     As required pursuant to the terms of the Purchase and Sale Agreement between Registrant and Comcast, Comcast has leased approximately 10,080 square feet in the Panorama Building through May 24, 2002 (the "Comcast Lease"). The remainder of the Panorama Building (approximately 51,883 square feet) has been leased to Rhythms Net Connections Inc. through September 30, 2008 with Rhythms assuming the additional space currently leased to Comcast upon expiration of the Comcast Lease.

     The Panorama Building will be managed by Sheridan Realty Advisors, LLC ("Sheridan") under the terms of the Advisory Agreement between the Registrant and Sheridan dated January 1, 2000.

     The KeyBank Loan bears interest at the LIBOR Rate plus 2.20% (9.2625% at June 8, 2000), is due in full June 1, 2002 and is secured by a first mortgage on the Panorama Building. The Line of Credit bears interest at the Wells Fargo prime rate plus 1% (10.5% at June 8, 2000), matures in May 2001 and is secured by a second mortgage on the Registrant's Arvada self storage facility. The Hewitt Loan accrues interest at the prime rate, is due on demand in one year or five days after closing of the Registrant's public offering of Units of Common Stock and Warrants with proceeds to Registrant of at least $2 million and is unsecured. Alexander S. Hewitt is a shareholder and officer of the Registrant, an owner and officer of Sheridan and a trustee and beneficiary of the trust that made the Hewitt Loan.


Item 5. Other Events.


     Press Release. The press release of Registrant dated May 30, 2000, which is filed as Exhibit 99.1 to this Form 8-K, is incorporated into this Item 5 by this reference.

Item 7. Financial Statements And Exhibits.


     (a) Financial Statements Of Business Acquired.

          Not Required.

     (b) Pro Forma Financial Information.

          Not Required.

     (c) Exhibits.

                                  Exhibit Index
                                  -------------


Exhibit
Number   Description
------   -----------

10.1 Agreement of Sale dated February 24, 2000 between AmeriVest Broadway Properties Inc. and Jones Panorama Property, Inc. (Incorporated by reference from Exhibit 10.7 to Registrant's Registration Statement on Form SB-2 filed with the SEC on March 3, 2000)


99.1     Press release dated May 30, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 8, 2000                          AMERIVEST PROPERTIES INC.



                                             /s/ James F. Etter
                                             --------------------
                                             James F. Etter
                                             President